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                                        EXHIBIT 99.1, ANNUAL REPORT ON FORM 10-K
                                            FOR THE YEAR ENDED DECEMBER 31, 2000
                                                   COMMISSION FILE NUMBER 1-3671



INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
    Gulfstream Aerospace Corporation:

We have audited the consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 1998 of Gulfstream Aerospace Corporation and subsidiaries (none of which are presented herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the Gulfstream Aerospace Corporation and subsidiaries' results of operations and their cash flows for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States of America.




/s/ DELOITTE & TOUCHE LLP
-------------------------
 DELOITTE & TOUCHE LLP




Atlanta, Georgia
February 1, 1999
(March 1, 1999 as to Note 16)